SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED), December 6, 2004

                           Commission File # 000-31663

                     AMERICAN CAPITAL PARTNERS LIMITED, INC.
        (Exact name of small business issuer as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

                                   88-0440536
                      (IRS Employer Identification Number)

            319 Clematis Street, Suite 527, West Palm Beach, FL 33401
               (Address of principal executive offices)(Zip Code)

                                 (561) 366-9211
               (Registrant's telephone no., including area code))

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Item 8.01 OTHER EVENTS.

     On December 6, 2004, the Company filed an election with the SEC under Form N54-A, to be treated as a Business Development Company under Section 55 of the Investment Company Act of 1940. The Company's Board of Directors concluded that electing status as a Business Development Company is more compatible with the Company's business plan and operations, which is to invest in and provide management, administrative and financial assistance to private or public companies with substantial potential for growth, but which lack the capital and management expertise to execute their business model. As a result of the election, the Company is required, among other things, to maintain an independent Board of Directors. The Company will be recruiting independent directors for this purpose who are not officers or employees of the Company and do not hold five percent or more of the shares of the Company. The Company also is required to establish and maintain an Audit Committee, a Compensation Committee, and an Investment Committee, and to adopt a Code of Ethics and Guidelines for Corporate Governance, all of which will be established.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned duly authorized, in the City of West Palm Beach, Florida, on December 7, 2004.

                                         AMERICAN CAPITAL PARTNERS LIMITED, INC.


By:  /s/  C. Frank Speight               Date: December 7, 2004
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     C. Frank Speight,
     Principal Executive Officer